Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On April 13, 2012, BGC Partners, Inc. (the “Company,” “we,” “us” or “BGC Partners”) completed the acquisition of substantially all of the assets of Grubb & Ellis Company (“Grubb & Ellis”). Prior to the acquisition, on February 20, 2012, Grubb & Ellis filed a voluntary petition for reorganization under provisions of Chapter 11 of Title 11 of the United States Bankruptcy Code.

The following unaudited pro forma condensed combined financial information presents the combined historical consolidated statement of financial condition and consolidated statements of operations of BGC Partners and the historical consolidated statement of financial condition and consolidated statements of operations and statements of comprehensive loss of Grubb & Ellis to reflect the acquisition of substantially all of the assets of Grubb & Ellis by BGC Partners.

The unaudited pro forma condensed combined financial information is presented in accordance with the rules specified by Article 11 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”) and has been prepared subject to the assumptions and adjustments as described in the notes thereto. Specifically, the unaudited pro forma condensed combined financial information set forth below gives effect to the following transactions:

•

The acquisition of substantially all of the assets of Grubb & Ellis for aggregate consideration of approximately $47.1 million, which includes the issuance of shares and payment of cash in exchange for approximately $30 million (principal amount) in pre-bankruptcy senior secured debt (the “Prepetition Debt”) purchased at a discount; and

•	The use of cash to fund the acquisition, which is reflected as an increase in short-term borrowings.

The adjustments included in the column “Assets Not Acquired and Liabilities Not Assumed” in the unaudited pro forma condensed combined statement of financial condition represent the Grubb & Ellis assets that were not acquired and the liabilities that were not assumed in connection with the Grubb & Ellis acquisition.

The following unaudited pro forma condensed combined statement of financial condition as of March 31, 2012 gives effect to the acquisition of substantially all of the assets of Grubb & Ellis as if it had occurred on March 31, 2012, and the following unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2012 and the year ended December 31, 2011 give effect to the acquisition as if it had occurred as of January 1, 2011, subject to the assumptions and adjustments as described in the accompanying notes.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the financial condition or results of operations that would have occurred if the acquisition had been consummated on the dates indicated, nor is it indicative of the future financial condition or results of operations of the combined company. The unaudited pro forma condensed combined financial information does not give effect to any potential cost savings or other operational efficiencies that could result from the acquisition. The unaudited pro forma condensed combined financial information does not include adjustments for the fact that many of the expenses recorded in the Grubb & Ellis financial statements were related to non-recurring events in connection with their filing of a voluntary petition for reorganization under the provisions of Chapter 11 of Title 11 of the United States Bankruptcy code (for example, significant impairment charges related to their trade name). The unaudited pro forma condensed combined statements of operations also do not include adjustments related to the assets not acquired and the liabilities not assumed.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements of Grubb & Ellis, including the notes thereto, for the period from January 1, 2012 to March 27, 2012, the period from March 27, 2012 to March 31, 2012, and the three years ended December 31, 2011, which are filed as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K/A of BGC Partners, as well as in conjunction with BGC Partners’ historical consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, BGC Partners’ unaudited condensed consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2012, the “Risk Factors” section of the Company’s latest Annual Report on Form 10-K and any updates to those risk factors or new risk factors contained in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

The Company has made a preliminary estimated allocation of the consideration transferred to the assets acquired and liabilities assumed as of the acquisition date. The Company expects to finalize its analysis of the assets acquired and liabilities assumed within the first year of the acquisition, and therefore adjustments to assets and liabilities may occur. Accordingly, the pro forma adjustments related to the allocation of estimated consideration transferred are preliminary and have been presented solely for the purpose of providing unaudited pro forma condensed combined financial information in this Current Report on Form 8-K/A.

PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL CONDITION

As of March 31, 2012

(in thousands)

(unaudited)

	BGC Partners, Inc. (Historical)	Grubb & Ellis Company (Historical)*	Assets Not Acquired and Liabilities Not Assumed	Pro Forma Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	$310,526	$6,820	$(6,820)	$—	(a)	$310,526
Cash segregated under regulatory requirements	3,372	—	—	—		3,372
Securities owned	38,235	—	—	—		38,235
Securities borrowed	17,362	—	—	—		17,362
Marketable securities	291	—	—	(291	)(b)	—
Receivables from broker-dealers, clearing organizations, customers and related broker-dealers	598,610	—	—	—		598,610
Accrued commission and other service receivables, net	233,087	40,759	—	—		273,846
Loans, forgivable loans and other receivables from employees and partners, net	198,183	—	—	—		198,183
Fixed assets, net	135,568	2,669	—	—		138,237
Investments	34,283	—	—	—		34,283
Notes receivable, net	25,492	—	—	(25,492	)(c)	—
Goodwill	142,179	—	—	—		142,179
Other intangible assets, net	16,299	6,572	—	—		22,871
Receivables from related parties	6,829	—	—	—		6,829
Other assets	92,531	1,000	—	(1,217	)(d)	92,314

Total assets	$1,852,847	$57,820	$(6,820)	$(27,000)		$1,876,847

Liabilities, Redeemable Partnership Interest, and Equity
Short-term borrowings	$60,000	$—	$—	$20,000	(e)	$80,000
Accrued compensation	138,536	—	—	—		138,536
Payables to broker-dealers, clearing organizations, customers and related broker-dealers	530,051	—	—	—		530,051
Payables to related parties	32,488	—	—	—		32,488
Accounts payable, accrued and other liabilities	248,270	30,827	(26,827)	—	(f)	252,270
Notes payable and collateralized borrowings	188,297	26,993	(26,993)	—	(g)	188,297
Notes payable to related parties	150,000	—	—	—		150,000

Total liabilities	1,347,642	57,820	(53,820)	20,000		1,371,642
Redeemable partnership interest	82,079	—	—	—		82,079
Equity
Stockholders’ equity:
Class A common stock, par value $0.01 per share	1,228	—	—	—		1,228
Class B common stock, par value $0.01 per share	348	—	—	—		348
Additional paid-in capital	515,127	—	—	—		515,127
Contingent Class A common stock	19,763	—	—	—		19,763
Treasury stock	(110,090)	—	—	—		(110,090)
Retained deficit	(96,122)	—	—	—		(96,122)
Accumulated other comprehensive loss	(2,322)	—	—	—		(2,322)

Total stockholders’ equity	327,932	—	—	—		327,932
Noncontrolling interest in subsidiaries	95,194	—	—	—		95,194
Total equity	423,126	—	—	—		423,126

Total liabilities, redeemable partnership interest, and equity	$1,852,847	$57,820	$(53,820)	$20,000		$1,876,847

*	Grubb & Ellis Company (Historical) is based on Grubb & Ellis’ unaudited interim consolidated statement of net assets in liquidation (liquidation basis) as of March 31, 2012.

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2012

(in thousands, except per share amounts)

(unaudited)

	BGC Partners, Inc. (Historical)	Grubb & Ellis Company (Historical)*	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Commissions	$272,488	38,861	—		311,349
Principal transactions	99,745	44,548	—		144,293
Fees from related parties	12,547	—	—		12,547
Market data	4,964	—	—		4,964
Software solutions	2,449	—	—		2,449
Interest income	2,195	—	(437	)(h)	1,758
Other revenues	3,029	37	—		3,066
Losses on equity investments	(2,456)	—	—		(2,456)

Total revenues	394,961	83,446	(437)		477,970
Expenses:
Compensation and employee benefits	246,869	78,950	—		325,819
Allocations of net income to limited partnership units and founding/working partner units	5,980	—	(5,980	)(i)	—

Total compensation and employee benefits	252,849	78,950	(5,980)		325,819
Occupancy and equipment	36,229	2,180	—		38,409
Fees to related parties	3,519	—	—		3,519
Professional and consulting fees	19,319	—	(2,430	)(j)	16,889
Communications	21,958	—	—		21,958
Selling and promotion	19,446	17,567	—		37,013
Commissions and floor brokerage	5,680	—	—		5,680
Interest expense	7,558	1,950	(1,593	)(k)	7,915
Other expenses	9,491	560	—		10,051

Total expenses	376,049	101,207	(10,003)		467,253
Income (loss) from operations before income taxes	18,912	(17,761)	9,566		10,717
Provision (benefit) for income taxes	7,202	(1,672)	(1,172	)(l)	4,358

Consolidated net income (loss)	$11,710	$(16,089)	$10,738		$6,359

Less: Net income (loss) attributable to noncontrolling interest in subsidiaries	3,521	—	(1,233	)(m)	2,288

Net income (loss) attributable to company	$8,189	$(16,089)	$11,971		$4,071

Preferred dividends	—	(2,589)	2,589	(n)	—

Net income (loss) available to common stockholders	$8,189	$(18,678)	$14,560		$4,071

Per share data:
Basic earnings per share:
Net income (loss) available to common stockholders	$8,189	$(18,678)	$14,560		$4,071

Basic earnings (loss) per share	$0.06	$(0.26)	N/A		$0.03

Basic weighted-average shares of common stock outstanding	136,124	71,777	(71,777	)(o)	136,124

Fully diluted earnings per share:
Net income (loss) for fully diluted shares	$15,790	$(18,678)	$10,770		$7,882

Fully diluted earnings (loss) per share	$0.06	$(0.26)	N/A		$0.03

Fully diluted weighted-average shares of common stock outstanding	260,170	71,777	(71,777	)(p)	260,170

*	Grubb & Ellis Company (Historical) is based on Grubb & Ellis’ unaudited interim consolidated statement of comprehensive loss (going concern basis) for the period from January 1, 2012 to March 27, 2012.

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2011

(in thousands, except per share amounts)

(unaudited)

	BGC Partners, Inc. (Historical)	Grubb & Ellis Company (Historical)	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Commissions	$996,263	$269,357	—		$1,265,620
Principal transactions	375,001	228,578	—		603,579
Fees from related parties	62,227	—	—		62,227
Market data	17,772	—	—		17,772
Software solutions	9,190	—	—		9,190
Interest income	5,441	141	—		5,582
Other revenues	5,396	—	—		5,396
Losses on equity investments	(6,605)	—	—		(6,605)

Total revenues	1,464,685	498,076	—		1,962,761
Expenses:
Compensation and employee benefits	897,875	466,669	—		1,364,544
Allocations of net income to limited partnership units and founding/working partner units	18,437	—	(18,437	)(q)	—

Total compensation and employee benefits	916,312	466,669	(18,437)		1,364,544
Occupancy and equipment	129,087	7,908	—		136,995
Fees to related parties	11,635	—	—		11,635
Professional and consulting fees	67,746	—	—		67,746
Communications	86,392	—	—		86,392
Selling and promotion	79,087	61,930	—		141,017
Commissions and floor brokerage	25,877	—	—		25,877
Interest expense	24,606	6,599	(5,169	)(r)	26,036
Intangible asset impairment	—	57,928	—		57,928
Fixed asset impairment	785	3,460	—		4,245
Goodwill impairment	—	1,521	—		1,521
Other expenses	68,799	13,098	(2,700	)(s)	79,197

Total expenses	1,410,326	619,113	(26,306)		2,003,133
Income (loss) from operations before income taxes	54,359	(121,037)	26,306		(40,372)
Provision (benefit) for income taxes	15,999	(24,602)	3,320	(t)	(5,283)

Consolidated net income (loss)	$38,360	$(96,435)	$22,986		$(35,089)

Less: Net income (loss) attributable to noncontrolling interest in subsidiaries	18,223	(977)	(43,064	)(u)	(25,818)

Net income (loss) attributable to company	$20,137	$(95,458)	$66,050		$(9,271)

Preferred dividends	—	(11,885)	11,885	(v)	—

Net income (loss) available to common stockholders	$20,137	$(107,343)	$77,935		$(9,271)

Per share data:
Basic earnings per share:
Net income (loss) available to common stockholders	$20,137	$(107,343)	$77,935		$(9,271)

Basic earnings (loss) per share	$0.17	$(1.62)	N/A		$(0.08)

Basic weighted-average shares of common stock outstanding	116,132	66,104	(65,651	)(w)	116,585

Fully diluted earnings per share:
Net income (loss) for fully diluted shares	$20,137	$(107,343)	$77,935		$(9,271)

Fully diluted earnings (loss) per share	$0.17	$(1.62)	N/A		$(0.08)

Fully diluted weighted-average shares of common stock outstanding	116,514	66,104	(66,033	)(x)	116,585

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

BGC Partners, Inc.’s (the “Company,” “we,” “us” or “BGC Partners”) unaudited pro forma condensed combined financial information has been compiled from underlying financial statements prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), and reflect the acquisition of substantially all of the assets of Grubb & Ellis Company (“Grubb & Ellis”).

The unaudited pro forma condensed combined financial information should be read in conjunction with the underlying financial statements from which they were compiled:

•	The audited consolidated financial statements of BGC Partners for the year ended December 31, 2011;

•	The audited consolidated financial statements of Grubb & Ellis for the year ended December 31, 2011;

•	The unaudited condensed consolidated financial statements of BGC Partners for the three months ended March 31, 2012; and

•	The unaudited consolidated financial statements of Grubb & Ellis for the three months ended March 31, 2012.

The unaudited pro forma condensed combined statement of financial condition as of March 31, 2012 gives effect to the acquisition of substantially all of the assets of Grubb & Ellis as if it had occurred on March 31, 2012, and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2012 and the year ended December 31, 2011 give effect to the acquisition as if it had occurred as of January 1, 2011, subject to the assumptions and adjustments as described in these notes.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the financial condition or results of operations that would have occurred if the acquisition had been consummated on the dates indicated, nor is it indicative of the future financial condition or results of operations of the combined company. The unaudited pro forma condensed combined financial information does not give effect to any potential cost savings or other operational efficiencies that could result from the acquisition. The unaudited pro forma condensed combined financial information does not include adjustments for the fact that many of the expenses recorded in the Grubb & Ellis financial statements were related to non-recurring events in connection with their filing of a voluntary petition for reorganization under the provisions of Chapter 11 of Title 11 of the United States Bankruptcy code (for example, significant impairment charges related to their trade name). The unaudited pro forma condensed combined statements of operations also do not include adjustments related to the assets not acquired and the liabilities not assumed.

2.	Consideration Transferred and Fair Value Adjustments

On April 13, 2012, BGC Partners completed the acquisition of substantially all of the assets of Grubb & Ellis.

The following tables summarize the preliminary allocation of the consideration transferred to the assets acquired and liabilities assumed as of the acquisition date (in millions). The Company expects to finalize its analysis of the assets acquired and liabilities assumed within the first year of the acquisition, and therefore adjustments to assets and liabilities may occur. Accordingly, the pro forma adjustments related to the allocation of estimated consideration transferred are preliminary.

The consideration transferred includes approximately $30.0 million (principal amount) pre-bankruptcy senior secured debt (the “Prepetition Debt”), which the Company purchased at a discount, and which had a fair value of approximately $25.6 million as of the acquisition date. Consideration transferred also includes approximately $5.5 million under debtor-in-possession term loans and $16.0 million in cash to the bankruptcy estate for the benefit of Grubb & Ellis’ unsecured creditors.

Calculation of estimated consideration transferred

Prepetition Debt	$25.6
Debtor-in-possession term loans	5.5
Cash paid to the bankruptcy estate	16.0

Total fair value of consideration	$47.1
Total fair value of net assets acquired	47.1

Preliminary goodwill related to Grubb & Ellis	$—

Preliminary allocation of estimated consideration transferred to net assets acquired

April 13, 2012
Assets
Cash and cash equivalents	$—
Brokerage receivables, net	40.8
Fixed assets	2.7
Intangible assets	6.6
Other assets	1.0

Total assets acquired	51.1
Liabilities
Other liabilities and accrued expenses	4.0

Total liabilities assumed	4.0

Net assets acquired	$47.1

3.	Assets Not Acquired, Liabilities Not Assumed and Pro Forma Adjustments

The following notes related to the unaudited pro forma condensed combined statement of financial condition as of March 31, 2012:

(a)	Represents cash that was not acquired by BGC Partners and which was used to satisfy Grubb & Ellis’ payables.

(b)	Represents the elimination of a BGC Partners investment in Grubb & Ellis.

(c)	Represents the elimination of the Prepetition Debt, which had a fair value of $25.5 million at March 31, 2012 (and a fair value of $25.6 million on the acquisition date).

(d)	The $1.2 million adjustment is comprised primarily of the $1.5 million receivable (debtor-in-possession loan) that BGC Partners had with Grubb & Ellis as of March 31, 2012.

(e)	Prior to March 31, 2012, BGC Partners purchased the Prepetition Debt and extended a $1.5 million debtor-in-possession loan to Grubb & Ellis. The $20.0 million increase in short-term borrowings is comprised of the following:

•	$16.0 million of acquisition consideration paid to the bankruptcy estate for the benefit of Grubb & Ellis’ unsecured creditors; and

•	$4.0 million related to obligations under a debtor-in-possession term loan.

(f)	Represents Grubb & Ellis’ accounts payable, accrued and other liabilities that were not assumed in the acquisition.

(g)	Represents Grubb & Ellis’ notes payable and collateralized borrowings that were not assumed in the acquisition.

The following notes related to the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2012:

(h)	Represents interest income recorded by BGC Partners in the first quarter of 2012 related to interest on the Prepetition Debt.

(i)	Certain employees hold limited partnership interests in BGC Holdings, L.P., which generally receive quarterly allocations of net income based on their weighted-average pro rata share of economic ownership of the Company’s operating subsidiaries. The quarterly allocations of net income on such limited partnership units are reflected under “Allocations of net income to limited partnership units and founding/working partner units” in the Company’s unaudited condensed consolidated statements of operations. In quarterly periods in which the Company has a net loss, the loss allocation for founding/working partner units, limited partnership units and Cantor units is reflected as a component of “Net income attributable to noncontrolling interest in subsidiaries.”

(j)	Represents legal fees recorded by BGC Partners in the first quarter of 2012 related to the acquisition.

(k)	Represents the elimination of $2.0 million of interest related to Grubb & Ellis’ credit facility, which was not assumed by the Company, net of $0.4 million of borrowing costs the Company would have incurred to finance the acquisition.

(l)	Represents adjustments to reflect the appropriate provision for income taxes of the pro forma combined company.

(m)	Represents the portion of net income that would have been attributable to the noncontrolling interest in subsidiaries.

(n)	Represents the elimination of Grubb & Ellis’ preferred dividends.

(o)	Represents the elimination of Grubb & Ellis’ common shares.

(p)	Represents the elimination of Grubb & Ellis’ common shares.

The following notes related to the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011:

(q)	Certain employees hold limited partnership interests in BGC Holdings, L.P., which generally receive quarterly allocations of net income based on their weighted-average pro rata share of economic ownership of the Company’s operating subsidiaries. The quarterly allocations of net income on such limited partnership units are reflected under “Allocations of net income to limited partnership units and founding/working partner units” in the Company’s unaudited condensed consolidated statements of operations. In quarterly periods in which the Company has a net loss, the loss allocation for founding/working partner units, limited partnership units and Cantor units is reflected as a component of “Net income attributable to noncontrolling interest in subsidiaries.”

(r)	Represents the elimination of $6.6 million of interest related to Grubb & Ellis’ credit facility, which was not assumed by the Company, net of $1.4 million of borrowing costs the Company would have incurred to finance the acquisition.

(s)	Represents an other-than-temporary impairment charge of $2.7 million related to an investment in Grubb & Ellis that was recorded by BGC Partners in Other expenses for the year ended December 31, 2011.

(t)	Represents adjustments to reflect the appropriate provision for income taxes of the pro forma combined company.

(u)	Represents the portion of net income that would have been attributable to the noncontrolling interest in subsidiaries.

(v)	Represents the elimination of Grubb & Ellis’ preferred dividends.

(w)	Represents the elimination of Grubb & Ellis’ common shares, net of new issuance of the Company’s Class A common shares related to the acquisition. The consideration transferred included 453,172 shares of the Company’s Class A common stock.

(x)	Represents the elimination of Grubb & Ellis’ common shares, net of new issuance of the Company’s Class A common shares related to the acquisition, and further reduced for certain instruments that would have been anti-dilutive as a result of the net loss of the pro forma combined company. The consideration transferred included 453,172 shares of the Company’s Class A common stock. Fully diluted weighted-average shares of common stock outstanding also would have been reduced for certain instruments that would have been anti-dilutive as a result of the net loss of the pro forma combined company.